UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2019

EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)

(816) 472-1700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
(d)    Effective January 10, 2019, the Board of Trustees (the "Board") of EPR Properties (the "Company") increased the size of the Board from seven to eight members and elected James B. Connor as an independent trustee to fill the vacancy resulting from the increase in the size of the Board. Mr. Connor will serve until the 2019 annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. The Board also appointed Mr. Connor to serve as a member of the Audit Committee, Nominating/Company Governance Committee and Compensation and Human Capital Committee.
There is no arrangement or understanding between Mr. Connor and any other person pursuant to which Mr. Connor was selected to serve as a trustee of the Company. The Company is not aware of any transactions involving Mr. Connor that are reportable under Item 404(a) of Regulation S-K.
Mr. Connor will be eligible to receive compensation for his services as a trustee in accordance with the Company's standard arrangements for non-employee trustees of the Company, which arrangements are described under the heading "Trustee Compensation" in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2018. The Company will also enter into an Indemnification Agreement with Mr. Connor in the same form that the Company has entered into with its other trustees and certain of its officers. The Indemnification Agreement provides for procedures for indemnification by the Company to the fullest extent permitted by law and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from Mr. Connor's services as a trustee of the Company.
The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated by reference herein as Exhibit 10.1.
Item 7.01.    Regulation FD Disclosure.
On January 10, 2019, the Company issued a press release announcing the election of Mr. Connor to the Board as described above. The Company's press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.
The information set forth in this Item 7.01, including Exhibit 99.1, is being "furnished" and shall not be deemed "filed" for purposes of, or otherwise subject to, liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 9.01.     Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Form 8-K filed with the Securities and Exchange Commission on May 14, 2007).
99.1	Press Release, dated January 10, 2019, issued by EPR Properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer

Date: January 10, 2019